EXHIBIT 10.8

FIRST AMENDMENT TO THE
AARON’S, INC. EMPLOYEES RETIREMENT PLAN
(as amended and restated effective January 1, 2016)

THIS AMENDMENT to the Aaron’s, Inc. Employees Retirement Plan (the “Plan”) is made by the Administrative Committee of the Plan (the “Administrative Committee”).
W I T N E S S E T H:
WHEREAS, Aaron’s, Inc. maintains the Plan for the benefit of eligible employees; and
WHEREAS, Section 13.1 of the Plan provides that the Administrative Committee has the authority to amend the Plan at any time; and
WHEREAS, the Administrative Committee has approved the amendment of the Plan to reduce the maximum percentage of a participant’s account balance and future contributions that may be allocated to the Aaron’s, Inc. stock fund to 10%, but allow existing investments in the Aaron’s, Inc. stock fund to remain in effect even if they exceed the new limit;
NOW, THEREFORE, the Plan is hereby amended as follows, effective October 4, 2016:

1.	Section 7.3(d) is amended to read as follows:
(d)    Restrictions on Investments. To the extent any investment or reinvestment restrictions apply with respect to any Investment Funds (for example, restrictions on changes of investments between competing funds) or as a result of depletion of cash liquidity within an Investment Fund, a Participant’s or Beneficiary’s ability to direct investments hereunder may be limited. A Participant or Beneficiary may not direct more than 10% of his future Contributions to be invested in the Company Stock Fund, and may not reallocate investments in his Account from other investments into the Company Stock Fund to the extent such reallocation would result in more than 10% of the Account being invested in the Company Stock Fund. Furthermore, a Participant or Beneficiary may be restricted from initiating transactions that affect investments in the Company Stock Fund to the extent the Administrative Committee deems appropriate for compliance with securities laws.

2.	Except as provided herein, the Plan will remain in full force and effect.

IN WITNESS WHEREOF, the Administrative Committee has caused its duly authorized member to execute this Amendment on the date written below.

ADMINISTRATIVE COMMITTEE

By: /s/ Robert W. Kamerschen
Name: Robert W. Kamerschen
Date: June 28, 2016

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